EXHIBIT 23.1  CONSENT OF MICHAEL E. KULWIN

LAW OFFICES
MICHAEL E. KULWIN
Facsimile	317 South Sixth Street	Telephone
(702) 387-1726	Second Floor	(702) 387-5533
Las Vegas, Nevada 89101

July 14, 2008

Board of Directors
Pure Transit Technologies, Inc.
9710 Research Drive
Irvine, California 92618

Re: Form S-8 Registration Statement; Opinion of Counsel

Dear Members of the Board:

We consent to the use of our opinion as an exhibit to the Form S-8 Registration Statement dated July 14, 2008 and to the reference to this firm in any prospectus which is incorporated by reference into and made a part of the Registration Statement.

Very truly yours,

LAW OFFICES OF MICHAEL E. KULWIN

/s/ Michael E. Kulwin
Michael E. Kulwin
For the Firm

MEK/hj